UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2017
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 28, 2017, Post Holdings, Inc. (the “Company” or “Post”) entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) among the Company, the institutions from time to time party thereto as lenders (the “Lenders”), Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Syndication Agents, Credit Suisse Securities (USA) LLC and JPMorgan Chase Bank, N.A., as Documentation Agents, and Barclays Bank PLC, as Administrative Agent for the Lenders (in such capacity, the “Agent”).
The A&R Credit Agreement, which amends and restates the Credit Agreement that the Company originally entered into on January 29, 2014, as it subsequently has been amended or supplemented, provides for a revolving credit facility in an aggregate principal amount of $800.0 million (the “Revolving Credit Facility”), with the commitments thereunder to be made available to the Company in US Dollars, Canadian Dollars, Euros and Pounds Sterling. Letters of credit will be available under the A&R Credit Agreement in an aggregate amount of up to $50.0 million. The A&R Credit Agreement also provides for potential incremental revolving and term facilities at the request of the Company and at the discretion of the Lenders, in each case on terms to be determined, and also permits the Company, subject to certain conditions, to incur incremental equivalent debt, in an aggregate maximum amount (for incremental revolving and term facilities and incremental equivalent debt combined) not to exceed the greater of (1) $700.0 million and (2) the maximum amount at which (A) the Company’s pro forma consolidated leverage ratio (as defined in the A&R Credit Agreement) would not exceed 6.50 to 1.00 and (B) the Company’s pro forma senior secured leverage ratio (as defined in the A&R Credit Agreement) would not exceed 3.00 to 1.00 as of the date such indebtedness is incurred.
The A&R Credit Agreement also permits the Company to incur additional unsecured debt if, among other conditions, its consolidated interest coverage ratio (as defined in the A&R Credit Agreement) would be greater than or equal to 2.00 to 1.00 after giving effect to such new debt.
The Company intends to use the proceeds of loans under the A&R Credit Agreement for working capital, acquisitions and other general corporate purposes. The outstanding amounts under the Revolving Credit Facility must be repaid on or before March 28, 2022.
Borrowings under the Revolving Credit Facility will bear interest, at the option of the Company, at an annual rate equal to either the Base Rate, Eurodollar Rate or CDOR Rate (as such terms are defined in the A&R Credit Agreement) plus an applicable margin ranging from 1.75% to 2.25% for Eurodollar Rate-based loans and CDOR Rate-based loans and from 0.75% to 1.25% for Base Rate-based loans, depending in each case on the Company’s senior secured leverage ratio (as defined in the A&R Credit Agreement). Commitment fees on the daily unused amount of commitments under the Revolving Credit Facility will accrue at rates ranging from 0.250% to 0.375%, also depending on the Company’s senior secured leverage ratio (as defined in the A&R Credit Agreement).
The A&R Credit Agreement contains customary affirmative and negative covenants for agreements of this type, including delivery of financial and other information, compliance with laws, maintenance of property, existence, insurance and books and records, inspection rights, obligation to provide collateral and guarantees by certain new subsidiaries, preparation of environmental reports, participation in an annual meeting with the Agent and the Lenders under the A&R Credit Agreement, further assurances, limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, use of proceeds, amendments of organization documents, accounting changes, prepayments and amendments of certain indebtedness, dispositions of assets, acquisitions and other investments, sale leaseback transactions, conduct of business, transactions with affiliates, dividends and redemptions or repurchases of stock and granting liens on real property. The A&R Credit Agreement also contains a financial covenant requiring the Company to maintain a senior secured leverage ratio (as defined in the A&R Credit Agreement) not to exceed 4.25 to 1.00, measured as of the last day of any fiscal quarter if, as of the last day of such fiscal quarter, the aggregate outstanding amount of all revolving credit loans, swing line loans and letter of credit obligations (subject to certain exceptions specified in the A&R Credit Agreement) exceeds 30% of the Company’s revolving credit commitments.
The A&R Credit Agreement provides for customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or default under certain other material indebtedness, certain events of bankruptcy and insolvency, inability to pay debts, the occurrence of one or more unstayed or undischarged judgments in excess of $75.0 million, attachments issued against all or any material part of the Company’s property, change in control, the invalidity of any loan document, the failure of the collateral documents to create a valid and perfected first priority lien and certain ERISA events. Upon the occurrence of an event of default, the maturity of the loans under the A&R Credit Agreement may accelerate and the Agent and Lenders under the A&R Credit Agreement may exercise other rights and remedies available at law or under the loan documents, including with respect to the collateral and guarantees for the Company’s obligations under the A&R Credit Agreement.

The Company’s obligations under the A&R Credit Agreement are unconditionally guaranteed by its existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than immaterial domestic subsidiaries and certain excluded subsidiaries) and are secured by security interests in substantially all of the Company’s assets and the assets of its subsidiary guarantors, including certain material real property.
Affiliates of the Agent and certain of the Lenders have provided certain financial and other advisory services to the Company, including acting as initial purchasers in the Company’s February 2017 issuances of senior notes.
The foregoing description of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Credit Agreement, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the A&R Credit Agreement were made only for purposes of that agreement and as of the dates specified therein; were solely for the benefit of the parties to the A&R Credit Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the A&R Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2017	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	Senior Vice President, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.    Description

10.1
Amended and Restated Credit Agreement, dated March 28, 2017, among Post Holdings, Inc., the institutions from time to time party thereto as lenders, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Syndication Agents, Credit Suisse Securities (USA) LLC and JPMorgan Chase Bank, N.A., as Documentation Agents, and Barclays Bank PLC, as Administrative Agent for the lenders.

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